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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The DII Group, Inc.:

We consent to the incorporation by reference in registration statements Nos. 33-73556, 33-90572, 33-79940, 333-10999, 333-11001, 333-11005 and 333-11007 on
Form S-8 and No. 33-80175 on Form S-3 of The DII Group, Inc. of our reports dated January 28, 1997, relating to the consolidated balance sheets of The DII Group, Inc. and subsidiaries as of December 29, 1996 and December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows, for the 52 weeks ended December 29, 1996, and each of the years in the two-year period ended December 31, 1995, and related schedule, which reports appear in the December 29, 1996 annual report on Form 10-K of The DII Group, Inc.



                                            /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Denver, Colorado
March 14, 1997